Exhibit 99.2

Presidential Realty Corporation
180 South Broadway
White Plains, N.Y. 10605 (914) 948-1300

NEWS
FOR IMMEDIATE RELEASE
White Plains, New York
November 8, 2011

PRESIDENTIAL REALTY ANNOUNCES STRATEGIC TRANSACTION AND
NEW MANAGEMENT FOR THE COMPANY

PRESIDENTIAL REALTY CORPORATION (OTC). Jeffrey Joseph, President and Chief Executive Officer of Presidential Realty Corporation, a real estate investment trust that currently trades in the over-the-counter market (the "Company"), announced today that the Company had terminated its Plan of Liquidation and completed a strategic transaction (the "Transaction") with Signature Community Investment Group LLC, its founder, Nickolas W. Jekogian, III, and persons introduced to the Company by Mr. Jekogian. The purpose of the Transaction is to permit the Company to continue its operations under a new management team and afford the Company an opportunity for growth. The principal features of the Transaction are as follows:

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Pdl Partnership, a general partnership of which Mr. Joseph and two directors and former officers of the Company are the general partners and that owned approximately 51% of the Company's outstanding Class A Common Stock, has sold 177,013 shares of Class A Common Stock of the Company, representing 40% of the outstanding Class A Shares, to the BBJ Family Irrevocable Trust for a purchase price of $1.00 per share. The Trust was created by Mr. Jekogian for the benefit of members of his family and Nickolas Jekogian, Jr., Mr. Jekogian’s father, is the sole trustee. The holders of the Class A Common Stock have the right to elect two-thirds of the members of the Company’s Board of Directors.

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The Company sold 250,000 shares of newly issued Class B Common Stock, representing 6.8% of the total outstanding Class A and Class B Common Stock of the Company after taking the sale into account, to two individuals introduced to the Company by Mr. Jekogian for a purchase price of $1.00 per share.

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Steven Baruch, Thomas Viertel and Mortimer Caplin resigned from the Company's Board of Directors and Robert Feder resigned as Chairman of the Board. Mr. Jekogian, Alexander Ludwig and Jeffrey Rogers (an individual introduced by Mr. Jekogian) were appointed as directors to fill the vacancies on the Board, with Mr. Jekogian elected as Chairman of the Board. Mr. Joseph, Robert Feder and Richard Brandt will continue as members of the Board of Directors but Mr. Joseph will resign as President and Chief Executive officer of the Company prior to the end of November.

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Mr. Jekogian has been elected as Chief Executive Officer of the Company and Mr. Ludwig has been elected as President and Chief Operating Officer of the Company, to take office before the end of November. The Company has entered into employment agreements with each of them and has issued options to acquire 370,000 shares of Class B Common Stock to each of them at a purchase price of $1.25 per share.

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The Board of Directors declared a special dividend in the amount of $.35 per share on the Company's Class A and Class B Common Stock to be paid on November 28, 2011 to stockholders of record on November 18, 2011 (the "Special Dividend"). The purchasers of the 250,000 Class B shares are not entitled to receive the Special Dividend. Similarly, the purchaser of the Class A shares is not entitled to retain the Special Dividend, which will be paid over to Pdl Partnership.

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In order to induce Signature and the purchasers of the Class A and Class B shares to enter into the transactions and to provide liquidity to the Company to pay the Special Dividend, Messrs. Joseph, Baruch and Viertel amended their Employment Agreements with the Company to waive or defer an aggregate of $1,187,500 of the amounts payable to them upon retirement, of which $593,750 was waived permanently and the balance of $593,750 was deferred for a three-year period. The amounts waived and deferred were in addition to the reductions in the compensation otherwise payable to them upon termination of their employment that were agreed to in August 2010 in connection with the approval by the Board of the Plan of Liquidation.

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The Company entered into a Property Management Agreement with Signature to be the exclusive managing and leasing agent for the Company’s Mapletree Industrial Center property in Palmer, Massachusetts and an Asset Management Agreement with Signature to provide oversight of the Company’s Mapletree Industrial Center property and an office building in Hato Rey, Puerto Rico.

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In connection with the Transaction and in light of the plans for the Company presented to the Company’s Board of Directors by Messrs. Jekogian and Ludwig and the Board’s consideration of the alternatives available to the Company and other matters it deemed relevant, including the tax consequences of the Transaction, the Board of Directors determined that the Transaction will be more favorable to the stockholders of the Company than effecting the plan of liquidation and sale of all or substantially all of the assets of the Company, and pursuant to the discretion given to the Board of Directors by the stockholders in the Plan of Liquidation, terminated the Plan of Liquidation approved by the stockholders on January 20, 2011.

Mr. Joseph said that the Board of Directors was pleased to welcome Mr. Jekogian, Mr. Ludwig and Mr. Rogers as members of the Board and was looking forward to their leadership in moving the Company forward.

Mr. Jekogian said that he and Mr. Ludwig, together with the Signature team, were excited by the opportunity to stabilize the existing assets and contribute to the future growth of Presidential and that he looked forward to working with the Board of Directors.

Mr. Jekogian is the founder, owner and President of Signature Community Investment Group LLC, a Delaware limited liability company (together with its affiliates, “Signature”), an integrated real estate company focused on multi family rental properties in urban areas. Mr. Jekogian also has more than 15 years experience developing commercial projects in the New York and Philadelphia Metropolitan areas for retail chains. Mr. Jekogian will not be exclusive to the Company. He will continue to own and operate Signature. The Company’s independent directors will review all transactions between the Company and Signature and the activities of Mr. Jekogian.

Mr. Ludwig has provided consulting services for Signature since February 2011. He worked at Urban Real Estate Growth Fund LLC from the beginning of 2009 until October 2011, where he oversaw new real estate investments. Prior to joining Urban Real Estate Growth Fund LLC, Mr. Ludwig worked from 2003 to 2008 for ADG Capital LLC, where he oversaw multiple real estate development projects. Mr. Ludwig previously held various positions in banking where he structured debt and corporate finance transactions. Mr. Ludwig will continue to provide consulting services to and receive compensation from Signature. Mr. Ludwig has agreed to keep the independent directors of the Board advised of his activities for and compensation from Signature.

Mr. Rogers has served as President and Chief Operating Officer since February 2005 and as Chief Operating Officer between February 2004 and February 2005 of Integra Realty Resources, Inc., a commercial real estate valuation and counseling firm, where he oversees corporate operations, technology and software initiatives, and all aspects of financial reporting and audit procedures. Mr. Rogers also serves on the Board of Directors of Integra Realty Resources, Inc. and IRR Residential, LLC, an affiliate of Integra Realty Resources, Inc. Since March 2009, Mr. Rogers has served as a Director of TNP Strategic Retail Trust, Inc., a real estate investment trust who files periodic reports under the Securities Exchange Act of 1934. Mr. Rogers also serves on TNP’s audit committee and investment committee.

About Presidential Realty

Presidential Realty Corporation, a real estate investment trust, is engaged principally in the ownership of income-producing real estate and in the holding of notes and mortgages secured by real estate or interests in real estate.

Forward-Looking Statements

Certain statements made in this press release that are not historical fact may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the following:

•	the risk that new management will not be able to stabilize the Company;
•	the risk that lenders on the Company’s property in Hato Rey, Puerto Rico may foreclose on that property;
•	the risk that the Company may not be able to raise capital or make real estate investments;
•	the risk and expense of stockholder litigation with respect to termination of the plan of liquidation;
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continuing generally adverse economic and business conditions, which, among other things (a) affect the demand for retail and office space at properties owned by the Company and (b) affect the availability and creditworthiness of prospective tenants and the rental rates obtainable at the properties;

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continuing adverse conditions in the real estate markets, which affect the ability of the Company to sell, or refinance the mortgages on, its properties and which may also affect the ability of prospective tenants to rent space at these properties;

•	general risks of real estate ownership and operation;
•	governmental actions and initiatives;
•	environmental and safety requirements; and
•	the Company’s ability to continue as a real estate investment trust (“REIT”).

Additional factors that could cause Presidential’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2010 Annual Report on Form 10-K and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011. Except as required by law, the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any changes in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

For further information contact:
Nickolas W. Jekogian, III, njekogian@scig.co
Or Jeffrey F. Joseph, jjoseph@presrealty.com
Tel: 1-914-948-1300